UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

AMERICAN EDUCATION CENTER, INC.

(Exact name of registrant as specified in its charter)

nevada	333-201029	38-3941544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Ave, Suite 2338 New York, NY	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (929) 923-2740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Share Purchase Agreement

On September 8, 2022, American Education Center, Inc., a Nevada corporation (the “Company”) entered in to a share purchase agreement with its former Chief Executive Officer, Mr. Max P. Chen (the “Buyer”), pursuant to which, the Buyer acquired 100% of the equity interest of American Education Center, Inc., a New York corporation and a subsidiary of the Company (the “AEC New York”) from the Company for an aggregate purchase price of $100.00 (the “SPA”). The transaction contemplated in the SPA closed on September 8, 2022.

The SPA contains customary representations, warranties and agreements of the Company and the Buyer. A form of the SPA is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Subscription Agreement

On September 8, 2022, the Company entered in to a subscription agreement with China Cultural Finance Holdings Company Limited (the “China Cultural”), pursuant to which, China Cultural purchased 133,333,334 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a price of $0.0075 per share in consideration for (i) an aggregate price of $1,000,000 and (ii) assignment, conveyance and transfer of all Assets (as defined below) to the Company (the “Subscription Agreement”). “Assets” means all of assets, properties and rights with respect to the business of the Company, whether personal or real, tangible or intangible, contractual or legal (without regard to the form of recordation or state of completion), including, without limitation, copyrights, patents, service marks, trademarks, trade names, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), websites, domain names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, trade secrets, franchises, know-how, inventions, designs, specifications, plans (including marketing plans, financing plans, design plans and commercialization plans), drawings, marketing studies, creative materials and intellectual property rights and all such other rights held by China Cultural in relation to the Company and its business. The transaction contemplated in the Subscription Agreement closed on September 8, 2022.

The Subscription Agreement contains customary representations, warranties and agreements of the Company and China Cultural. A form of the Subscription Agreement is attached hereto as Exhibit 10.2. The foregoing is only a brief description of the material terms of the Subscription Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Debt Conversion Agreement

On September 8, 2022, the Company entered in to a debt conversion agreement with China Cultural, pursuant to which, effective on September 8, 2022, China Cultural agreed to convert the entire outstanding amount of RMB ￥6,657,616.67 under certain loan agreements between the Company and China Cultural, into shares of the Common Stock at a conversion price of $0.0075 per share for a total of 131,508,477 shares of Common Stock (the “Debt Conversion Agreement”).

The Debt Conversion Agreement contains customary representations, warranties and agreements of the Company and China Cultural. A form of the Debt Conversion Agreement is attached hereto as Exhibit 10.3. The foregoing is only a brief description of the material terms of the Debt Conversion Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement between American Education Center, Inc. and Mr. Max P. Chen, dated September 8, 2022
10.2	Subscription Agreement between American Education Center, Inc. and China Cultural Finance Holdings Company Limited, dated September 8, 2022
10.3	Debt Conversion Agreement between American Education Center, Inc. and China Cultural Finance Holdings Company Limited, dated September 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

September 13, 2022	By:	/s/ Christian Rockefeller
Christian Rockefeller
Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors